EXHIBIT 10.2

ADDENDUM TO NOTE

THIS ADDENDUM TO NOTE (the “Addendum”) is made this 17th day of July, 2007 and is incorporated into and shall be deemed to amend and supplement the Note made by the undersigned (individually and collectively and jointly and severally, the “Makers”), in favor of Dutchess Private Equities Fund Ltd., successor in interest to Dutchess Private Equities Fund LP, Dutchess Private Equities Fund II LP and Dutchess Advisors Ltd. (the “Holder”) and dated August 1, 2006 (as the same has been modified, restructured, restated and amended to date, including, without limitation, pursuant to the Loan Restructure Agreement dated August 1, 2006 and the Second Loan Restructure Agreement dated January 30, 2007, the “Note”).

RECITALS

1.

The Note is secured by a Security Agreement dated September 15, 2005 from Network Installation Corp. and its subsidiaries in favor of Dutchess Private Equities Fund, II, LP (the “Original Security Agreement”).

2.

Contemporaneously herewith, the Holder is providing additional financing to the Makers in an aggregate principal amount of $2,000,000 to be added to the outstanding principal balance of the Note and evidenced by this Addendum to Note, and, as a condition to the Holder advancing additional funds to the Makers, the Makers and their subsidiaries are, among other things, entering into an Amended and Restated Security Agreement to amend and restate the Original Security Agreement to secure all obligations and liabilities of the Makers and their subsidiaries to the Holder.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.

Definitions.  All capitalized terms used herein without definition shall have the meaning given to such terms in the Note.

2.

Modification to Note.  The Note is hereby modified as follows:

(i)

As of the date of this Addendum, the outstanding principal balance of the Note, including the additional $2,000,000 provided by the Holder to the Makers shall be $8,384,726.84.

(ii)

The repayment of principal and interest on the Note shall be repaid in accordance with amortization schedule attached hereto as Exhibit A.

(iii)

The outstanding principal balance of the Note, as modified by this Addendum, and all interest and other amounts owing thereon or in connection therewith shall be due and payable, if not earlier in accordance with the terms of the Note, on January 1, 2012.

(iv)

Notwithstanding anything to the contrary contained in the Note, any prepayments on the Note shall be applied in the inverse order of maturities meaning that when payments are received from Makers in excess of the regularly scheduled repayment required under the Note, the overpayment shall be credited to the final balloon installments of principal and will not affect the original repayment schedule.

(v)

The proceeds received pursuant to this Addendum shall not applied toward the calculation of the Threshold Amount.

3.

Joinder.  Siena Technologies, Inc. hereby acknowledges, agrees and confirms that, by its execution of this Addendum to Note, it will, as if it has executed the Note, have all the obligations of (i) a Maker for all purposes of the Note and (ii) a party of identical capacity and obligations as a Maker to the Note.

4.

Additional Security. In addition to the protections given to the Lender under the Note or any other agreements entered into in connection therewith, the Makers shall execute and deliver to the Lender the Amended and Restated Security Agreement and such other agreements as the Lender shall request to secure the obligations of the Makers under the Note, as modified by this Addendum.

5.

Miscellaneous.

(i)

THIS ADDENDUM AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE NOTE.

(ii)

This Addendum may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified orally or by any course of dealing or in any manner other than as provided in Note.  This Addendum shall be considered part of the Note.

(iii)

Except as specifically amended or modified hereby, the Note shall remain in full force and effect and is hereby ratified and confirmed as so amended and modified by this Addendum.

BY SIGNING BELOW, each of the Makers accepts and agrees to the terms and provisions contained in this Addendum to Note.

SIENA TECHNOLOGIES, INC.

By: /s/ Anthony A. DeLise
        Anthony A. DeLise

        Interim President and Interim CEO

KELLEY COMMUNICATION COMPANY, INC.

By:  /s/ James Michael Kelley

       James Michael Kelley

       President

EXHIBIT A

Amortization Schedule

July 1, 2007	25,000.00	37,102.63	6,372,553.61
August 1, 2007	35,000.00	37,173.23	8,374,726.84
September 1, 2007	35,000.00	48,852.57	8,388,579.41
October 1, 2007	35,000.00	48,933.38	8,402,512.79
November 1, 2007	35,000.00	49,014.66	8,416,527.45
December 1, 2007	35,000.00	49,096.41	8,430,623.86
January 1, 2008	70,000.00	49,178.64	8,409,802.50
February 1, 2008	70,000.00	49,057.18	8,388,859.68
March 1, 2008	70,000.00	48,935.01	8,367,794.70
April 1, 2008	70,000.00	48,812.14	8,346,606.83
May 1, 2008	70,000.00	48,688.54	8,325,295.37
June 1, 2008	70,000.00	48,564.22	8,303,859.59
July 1, 2008	70,000.00	48,439.18	8,282,298.78
August 1, 2008	70,000.00	48,313.41	8,260,612.18
September 1, 2008	70,000.00	48,186.90	8,238,799.09
October 1, 2008	70,000.00	48,059.66	8,216,858.75
November 1, 2008	70,000.00	47,931.68	8,194,790.43
December 1, 2008	70,000.00	47,802.94	8,172,593.37
January 1, 2009	150,000.00	47,673.46	8,070,266.83
February 1, 2009	150,000.00	47,076.56	7,967,343.39
March 1, 2009	150,000.00	46,476.17	7,863,819.56
April 1, 2009	150,000.00	45,872.28	7,759,691.84
May 1, 2009	150,000.00	45,264.87	7,654,956.71
June 1, 2009	150,000.00	44,653.91	7,549,610.62
July 1, 2009	150,000.00	44,039.40	7,443,650.02
August 1, 2009	150,000.00	43,421.29	7,337,071.31
September 1, 2009	150,000.00	42,799.58	7,229,870.89
October 1, 2009	150,000.00	42,174.25	7,122,045.14
November 1, 2009	150,000.00	41,545.26	7,013,590.40
December 1, 2009	150,000.00	40,912.61	6,904,503.01
January 1, 2010	200,000.00	40,276.27	6,744,779.28
February 1, 2010	200,000.00	39,344.55	6,584,123.83
March 1, 2010	200,000.00	38,407.39	6,422,531.22
April 1, 2010	200,000.00	37,464.77	6,259,995.98
May 1, 2010	200,000.00	36,516.64	6,096,512.62
June 1, 2010	200,000.00	35,562.99	5,932,075.61
July 1, 2010	200,000.00	34,603.77	5,766,679.39
August 1, 2010	200,000.00	33,638.96	5,600,318.35
September 1, 2010	200,000.00	32,668.52	5,432,986.88
October 1, 2010	200,000.00	31,692.42	5,264,679.30
November 1, 2010	200,000.00	30,710.63	5,095,389.93
December 1, 2010	200,000.00	29,723.11	4,925,113.04
January 1, 2011	250,000.00	28,729.83	4,703,842.86
February 1, 2011	250,000.00	27,439.08	4,481,281.95

March 1, 2011	250,000.00	26,140.81	4,257,422.76
April 1, 2011	250,000.00	24,834.97	4,032,257.72
May 1, 2011	250,000.00	23,521.50	3,805,779.23
June 1, 2011	250,000.00	22,200.38	3,577,979.61
July 1, 2011	250,000.00	20,871.55	3,348,851.15
August 1, 2011	250,000.00	19,534.97	3,118,386.12
September 1, 2011	250,000.00	18,190.59	2,886,576.70
October 1, 2011	250,000.00	16,838.36	2,653,415.07
November 1, 2011	250,000.00	15,478.25	2,418,893.32
December 1, 2011	250,000.00	14,110.21	2,183,003.53
January 1, 2012	2,195,737.72	12,734.19	0.00
	10,660,737.72	2,405,777.72